DEPARTMENT OF THE TREASURY
WASHINGTON, D.C.

March 5, 2018

Mark Plotkin
Covington & Burling LLP
One CityCenter
850 10th Street, N.W.
Washington, DC 20001

Theodore Kassinger
O'Melveny & Myers LLP
1625 Eye Street, N.W.
Washington, DC 20006

Re: CFIUS Case 18-036: Broadcom Limited (Singapore)/Qualcomm Incorporated

Dear Mr. Plotkin and Mr. Kassinger:

On January 29, 2018, Qualcomm Incorporated ("Qualcomm") filed a unilateral notice with the Committee on Foreign Investment in the United States ("CFIUS"), seeking review of Broadcom Limited's ("Broadcom") solicitation of proxies for the purposes of electing a majority of the directors of Qualcomm. On March 4, 2018, the U.S. Department of Treasury ("Treasury") filed an agency notice pursuant to 31 C.F.R. § 800.401(c), broadening the scope of review to cover the proposed hostile takeover of Qualcomm.

During the time between Qualcomm's unilateral filing and Treasury's agency filing, CFIUS has been communicating with both parties to obtain additional information to inform its decision on the appropriate path forward in regards to this matter. It was during this time, and as a result of these communications and additional information, that CFIUS has come to believe that Broadcom's successful hostile takeover attempt of Qualcomm, including the related stock purchase, proxy contest for the election of six directors to Qualcomm's Board as proposed and selected by Broadcom, Proposed Agreement and Plan of Merger, and any other potential merger between Broadcom and Qualcomm, could pose a risk to the national security of the United States.

CFIUS's assessment thus far includes its review of the information submitted by Qualcomm in its unilateral voluntary notice on January 29, 2018, the parties' responses to questions posed about the potential transaction during the interim period, and the information provided in our multiple phone calls, emails, and meetings with representatives of both Qualcomm and Broadcom. In addition, our assessment includes the review of letters to CFIUS submitted by Broadcom on February 21, 2018, and March 2, 2018.

As with every transaction filed with CFIUS, in conducting its analysis of whether the transaction poses national security risk, CFIUS has been assessing the potential for exploitation or compromise of assets subject to the filing. This analysis includes an assessment of the intent and capability the acquirer, including by an actor through the acquirer, to cause harm (the "threat"), and the nature of the U.S. business and potential susceptibility to impairment of U.S. national security (the "vulnerability") should exploitation or compromise occur. National security risk is a function of the interaction between threat and vulnerability, and the potential consequences of that interaction for U.S. national security. CFIUS has identified potential national security concerns that warrant a full investigation of the proposed transaction. Articulation of the potential national security concerns, in significant part, is classified. To the extent that some of the potential national security concerns can be described in an unclassified manner, CFIUS notes that they relate to the risks associated with Broadcom's relationships with third party foreign entities and the national security effects ofBroadcom's business intentions with respect to Qualcomm. CFIUS further notes the following: Qualcomm leadership in technology and standard setting Qualcomm is a global leader in the development and commercialization of foundational technologies and products used in mobile devices and other wireless products, including network equipment, broadband gateway equipment, and consumer electronic devices. Qualcomm led the mobile revolution in digital communications technologies that underlie 2G Code Division Multiple Access ("CDMA"), Wideband CDMA for 3G, and Orthogonal Frequency Division Multiple Access 4GE LTE mobile networks. Qualcomm's technological success and innovation is driven by its unmatched expertise and research and development ("R&D") expenditure. Among semiconductor companies, Qualcomm typically ranks second (after Intel) in R&D expenditure. This expertise and R&D expenditure, in turn, drive U.S. leadership in key-standard setting bodies, and Qualcomm has been a leading participant in standards setting for 3G and 4G. These qualities have positioned Qualcomm as the current leading company in 5G technology development and standard setting. National security risks related to weakening of Qualcomm's technological leadership At the same time, Qualcomm has become well-known to, and trusted by, the U.S. government. Having a well-known and trusted company hold the dominant role that Qualcomm does in the U.S. telecommunications infrastructure provides significant confidence in the integrity of such infrastructure as it relates to national security. Reduction in Qualcomm's long-term technological competitiveness and influence in standard setting would significantly impact U.S. national security. This is in large part because a weakening ofQualcomm's position would leave an opening for China to expand its influence on the 5G standard-setting process. Chinese companies, including Huawei, have increased their engagement in 5G standardization working groups as part of their efforts to build out a 5G technology. For example, Huawei has increased its R&D expenditures and owns about 10 percent of 5G essential patents. While the United States remains dominant in the standards setting space currently, China would likely compete robustly to fill any void left by Qualcomm as a result of this hostile takeover. Given well-known U.S. national security concerns about 2

Huawei and other Chinese telecommunications companies, a shift to Chinese dominance in 5G would have substantial negative national security consequences for the United States. CFIUS, during the investigation period, will continue to assess the likelihood that acquisition of Qualcomm by Broadcom could result in a weakening ofQualcomm's position in maintaining its long-term technological competitiveness. Specifically, Broadcom's statements indicate that it is looking to take a "private equity"-style direction if it acquires Qualcomm, which means reducing long-term investment, such as R&D, and focusing on short term profitability. Broadcom has lined up $106 billion of debt financing to support the Qualcomm acquisition, which would be the largest corporate acquisition loan on record. This debt load could increase pressure for short term profitability, potentially to the detriment of longer term investments. The volume of recent acquisitions by Broadcom has increased the company's profits and market capitalization, but these acquisitions have been followed by reductions in R&D investment. According to press reports, in the last dozen years, Broadcom has spent six times as much on acquisition as on R&D, and former employees allege that it underinvests in long-term product development. Qualcomm's current business model is based upon licensing of patented Qualcomm technologies; Qualcomm believes that Broadcom will change that licensing methodology. Broadcom's CEO Hock Tan recently criticized Qualcomm's licensing structure, saying he would reset the business model, which he called "broken." However, Mr. Tan did not elaborate on how he would change the existing model, which currently relies on the licensing business to fund the company's large R&D expenditures. Changes to Qualcomm's business model would likely negatively impact the core R&D expenditures of national security concern. CFIUS, during the investigation period, will continue to assess the likelihood that acquisition of Qualcomm by Broadcom could result in a weakening ofQualcomm's technological leadership in a manner that is detrimental to U.S. national security. National security risks related to disruption of trusted supply relationship U.S. national security also benefits from Qualcomm's capabilities as a supplier of products. For example, Department of Defense ("DOD") national security programs rely on continued access to Qualcomm products. Qualcomm holds a facility security clearance and performs on a range of contracts for United States government customers with national security responsibilities. Qualcomm currently holds active sole source classified prime contracts with DOD. Additionally, Qualcomm currently holds unclassified prime contracts with DOD. Qualcomm's partnership with the United States government encompasses efforts to address cybersecurity in the next generation of wireless, 5G, and the Internet of Things. Limitation or cessation of supply ofQualcomm products or services to the U.S. government could have a detrimental impact on national security. CFIUS, during the investigation period, will continue to assess the likelihood that acquisition of Qualcomm by Broadcom could result in changes that affect the security and integrity of supply of goods and services to the U.S. government in a manner that is detrimental to U.S. national security. 3

Interim Order As outlined above, CFIUS believes that this transaction could pose a risk to the national security of the United States. CFIUS has determined that the interim measures described in the Interim Order shared with you earlier are necessary to mitigate the national security risks discussed above arising from and in connection with the proposed transaction. Moreover, CFIUS has determined that these interim measures are necessary to provide CFIUS adequate opportunity to further investigate the proposed transaction and evaluate and assess the associated national security risk. CFIUS has determined, in an exercise of its national security expertise and judgment, that the measures described in the Interim Order are the most appropriate means at this stage, under the circumstances of this transaction, to preserve the status quo between Broadcom and Qualcomm in a manner that minimizes interference with the ongoing operations of both companies insofar as reasonably possible, while satisfying CFIUS's obligation to mitigate the national security risks discussed here and conduct further investigation. If you have questions regarding this letter, please contact Jessica Henson at (202) 622-4269. Sincerely, ' AimenN. Mir Deputy Assistant Secretary Investment Security 4